UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

MiNK Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40908	82-2142067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-994-8250

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	INKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2021, MiNK Therapeutics, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Charter”), substantially in the form previously filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-259503) (as amended, the “Registration Statement”), with the Secretary of State of the State of Delaware in connection with the closing of the initial public offering (the “Offering”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The Charter and the Company’s Amended and Restated By-laws (the “By-laws”), in the form previously filed as Exhibit 3.5 to the Registration Statement, each became effective upon the closing of the Offering on October 19, 2021.

The Charter, among other things, provides that the Company’s authorized capital stock consists of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and By-laws, was previously reported by the Company in the Registration Statement. The Charter and By-laws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of MiNK Therapeutics, Inc.

3.2	Amended and Restated By-laws of MiNK Therapeutics, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 20, 2021	MiNK Therapeutics, Inc.

	By:	/s/ Jennifer S. Buell, Ph.D.
	Name:	Jennifer S. Buell, Ph.D.
	Title:	President and Chief Executive Officer